CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form S-1/A Amendment No. 2 Registration Statement, dated July 30, 2010, of our report dated April 14, 2010 relating to the consolidated financial statements of National Automation Services, Inc. and its subsidiaries as of December 31, 2009 and 2008.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Lynda R. Keeton CPA, LLC

Lynda R. Keeton CPA, LLC
Henderson, NV

July 30, 2010